Exhibit 10.1

SCHLUMBERGER LIMITED
SUPPLEMENTARY BENEFIT PLAN

(As Amended and Restated Effective November 1, 2020, and

conformed to include amendments effective through January 1, 2023)

SCHLUMBERGER LIMITED
SUPPLEMENTARY BENEFIT PLAN

(As Amended and Restated Effective November 1, 2020, and

conformed to include amendments effective through January 1, 2023)

INDEX

ARTICLE I DEFINITIONS AND CONSTRUCTION		2
1.1	Definitions	2
1.2	Gender and Number	4
1.3	Severability	4
1.4	Applicable Law	5
1.5	Plan Not an Employment Contract	5
1.6	Source of Payment	5
1.7	Tax Withholding	5
ARTICLE II PARTICIPATION		5
ARTICLE III PROGRAM A: RESTORATION OF BENEFITS REDUCED BY CODE SECTION 401(а)(17)		6
3.1	Purpose	6
3.2	Eligibility	6
3.3	Calculation of Restoration Benefit	6
3.4	Returning Officer Defined Benefit Restoration Benefit Amount	8
ARTICLE IV PROGRAM В: RESTORATION OF BENEFITS REDUCED BY CODE SECTION 415		8
4.1	Purpose	8
4.2	Eligibility	9
4.3	Calculation of Restoration Benefit	9
4.4	Returning Officer Section 415 Defined Benefit Restoration Benefit Amount	10
ARTICLE V VESTING AND FORM OF PAYMENT		11
5.1	Vesting	11
5.2	Defined Contribution Plan Benefits	11
5.3	Defined Benefit Plan Benefits	12
5.4	Non-Duplication of Benefits	12
5.5	STC Plan Benefits	13
ARTICLE VI ADMINISTRATION		13
6.1	Administration	13
6.2	Expenses	13
6.3	Indemnification	13
6.4	409А Compliance	13
6.5	Specified Employees	14
6.6	Non-Alienation of Benefits	14

i

ARTICLE VII MERGER, AMENDMENT AND TERMINATION		14
7.1	Merger, Consolidation or Acquisition	14
7.2	Amendment and Termination	15
7.3	Participating Affiliates	15

ii

SCHLUMBERGER LIMITED
SUPPLEMENTARY BENEFIT PLAN

(As Amended and Restated Effective November 1, 2020, and

conformed to include amendments effective through January 1, 2023)

PREAMBLE

WHEREAS, Schlumberger Limited, a Curacao corporation (the “Company”), established an unfunded deferred compensation plan known as the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 1981, and thereafter amended and restated such plan effective January 1, 1990, and as thereafter amended by the First Amendment thereto (the “1990 Plan”). The purpose of the 1990 Plan was to restore to eligible key employees of the Company and its participating subsidiaries and affiliated companies the amount of benefits, which they are unable to receive under the Qualified Plans as a result of the Code Section 401(а)(17) Limitations, which limit the annual compensation that may be taken into account in computing benefits under the Qualified Plans, and by the Code Section 415 Limitations, which limit benefits and contributions under the Qualified Plans.

WHEREAS, effective as of January 1, 1995, the Company amended and restated the 1990 Plan to reflect the withdrawal of Schlumberger Technology Corporation and its subsidiaries as employers under the 1990 Plan, reflect that all STC Plan Benefits (as herein defined) will be paid pursuant to the Schlumberger Technology Corporation Supplementary Benefit Plan, as established effective as of January 1, 1995, and incorporate the First Amendment to the 1990 Plan (the “1995 Plan”).

WHEREAS, effective as of January 1, 2008, the Company amended restated the 1995 Plan to incorporate all prior amendments and satisfy documentary compliance with Section 409А of the Internal Revenue Code and applicable U.S. Treasury authorities (the “2008 Plan”).

WHEREAS, effective as of January 1, 2014, the Company amended and restated the 2008 Plan and to make certain conforming changes to the plan (the “2014 Plan”).

WHEREAS, effective as of January 1, 2018, the Company amended and restated the 2018 Plan to reflect the merger of the Schlumberger Limited Pension Plan into the Schlumberger Technology Corporation Pension Plan, effective October 15, 2016, and to reflect the change in sponsorship of the Schlumberger Pension Plan to US Taxpayers Abroad and the Schlumberger Savings and Profit Sharing Plan for US Taxpayers Employed Abroad, effective January 1, 2016, as well as to reflect prior amendments to the 2014 Plan and to make certain other conforming changes (the “Prior Plan”).

WHEREAS, the Company has approved the amendment and restatement of the Prior Plan, effective November 1, 2020, to expand eligibility to certain rehired officers of the Company who previously participated in a Qualified Defined Benefit Plan, as well as to make certain other conforming changes to the plan (the “Plan”).

WHEREAS, Program A of the Plan, set forth in Article III below, is intended to qualify for the exemptions provided under Title I of ERISA for plans that are not tax-qualified and that are maintained primarily to provide deferred compensation for a select group of management or highly compensated employees. Program В of the Plan, set forth in Article IV below, is intended to qualify for the exemptions provided under Title I of ERISA for plans that are excess benefit plans.

NOW, THEREFORE, Schlumberger Limited hereby amends and restates the Prior Plan, effective as of November 1, 2020, to read as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

1.1 Definitions

. Except as otherwise indicated, the terms used in this Plan shall have the same meaning as they have under the applicable Qualified Plans. For purposes of this Plan, the following definitions shall apply:

“Active Service” shall have the meaning ascribed to it in the Qualified Defined Benefit Plans.

“Actuarial Equivalent” shall have the meaning ascribed to it in the Qualified Defined Benefit Plans.

“Administrative Committee” shall mean the Administrative Committee of the Schlumberger Limited Pension Plan.

“Affiliate” shall mean any corporation in which the shares owned or controlled directly or indirectly by Schlumberger Limited shall represent 50% or more of the voting power of the issued and outstanding capital stock of such corporation. In addition to the above, the term “Affiliate” shall include any corporation or other trade or business which, together with Schlumberger Limited, is “under common control” within the meaning of Code Section 414(b) or (с) as defined in Code Section 1563(а)(1) and modified by Code Section 415(h). Notwithstanding the foregoing, the term “Affiliate” shall not include Schlumberger Technology Corporation, a Texas corporation, or any subsidiary of Schlumberger Technology Corporation.

“Board of Directors” shall mean the Board of Directors of Schlumberger Technology Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Code Section 401(а)(17) Limitations” shall mean the limitations imposed by Code Section 401(а)(17).

“Code Section 415 Limitations” shall mean the limitations imposed by Code Section 415 without regard to Code Section 415(с)(1)(В).

“Company” shall mean Schlumberger Limited, a Curacao corporation.

“Employee” shall mean any person who is employed by and carried on the payroll of an Employer and who meets the requirements for participation in a Qualified Defined Benefit Plan or Qualified Defined Contribution Plan maintained by an Employer.

“Employer” shall mean the Company and any Affiliate which meets the definition of an Employer in the applicable Qualified Plan.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Investment Option” shall mean each investment option made available from time to time to participants in the Qualified Defined Contribution Plan in which such Participant or Former Participant is a member.

“Participant” shall mean a participant in a Qualified Defined Contribution Plan or a Qualified Defined Benefit Plan of the Company or any Affiliate.

“1990 Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 1981, and thereafter amended and restated effective January 1, 1990.

“1995 Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 1995, as thereafter amended.

“2008 Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 2008, as thereafter amended.

“2014 Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 2014, as thereafter amended.

“Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, as amended and restated effective November 1, 2020 and set forth herein, and as amended from time to time.

“Prior Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 2018, as thereafter amended.

“Qualified Defined Benefit Plans” shall mean the Schlumberger Pension Plan for US Taxpayers Employed Abroad and, prior to October 15, 2016, the Schlumberger Limited Pension Plan.

“Qualified Defined Contribution Plans” shall mean the Schlumberger Limited Savings and Retirement Plan or the Schlumberger Savings and Profit Sharing Plan for US Taxpayers Employed Abroad, as applicable; provided, however, that the term “Qualified Defined Contribution Plan” shall only include the portion of (i) the Schlumberger Limited Savings and Retirement Plan that provides for discretionary employer contributions and (ii) the Schlumberger Savings and Profit Sharing Plan for US Taxpayers Employed Abroad that provides for discretionary employer contributions and the basic contribution and shall not include any portion of either such plan that is subject to Code Section 401(k) or 401(m).

“Qualified Plans” shall mean the Qualified Defined Contribution Plans and Qualified Defined Benefit Plans.

“Returning Officer” shall mean an individual who (i) is hired as an officer of the Company on or after November 1, 2020, (ii) previously accrued a benefit under the Schlumberger Limited Pension Plan or the Schlumberger Technology Corporation Pension Plan within the ten year period ending on their most recent date of hire, (iii) is not eligible to accrue benefits under the Schlumberger Technology Corporation Pension Plan upon their rehire, and (iv) has not waived participation in a qualified defined benefit pension plan sponsored by the Company or Schlumberger Technology Corporation, including the Schlumberger Technology Corporation Pension Plan.

“Spouse” shall mean the person, if any, legally married pursuant to the laws of the State or country in which such marriage was performed to a Participant at the latest of (i) the time of the Participant’s death prior to retirement, (ii) the time of the Participant’s retirement, or (iii) the time the Participant’s benefits are to commence; provided, however, that this definition of “Spouse” shall include a same sex Spouse effective no earlier than (a) September 16, 2013, or (b) if prior to September 16, 2013, such Participant and same sex Spouse resided in a State or the District of Columbia that legally recognized their marriage, June 26, 2013 (or such later date as the Participant and his or her Spouse became residents of such State or the District of Columbia but in no event later than September 16, 2013).

“STC Plan” shall mean the Schlumberger Technology Corporation Supplementary Benefit Plan, as amended and restated effective January 1, 2014 and as thereafter amended from time to time.

“STC Plan Benefit” shall mean (i) any benefit accrued pursuant to Section 3.3 or 4.3 of the 1990 Plan and unpaid as of January 1, 1995, to the extent calculated with reference to any Qualified Plan thereunder sponsored or contributed to by Schlumberger Technology Corporation or any subsidiary thereof and (ii) any benefit accrued under the Plan and unpaid as of December 31, 2017, to the extent calculated with reference to any Qualified Plan hereunder.

“Termination of Employment” shall mean “separation from service,” as defined in Section 1.409А-1(h) of the U.S. Treasury regulations, with an Employer for any reason other than a transfer between Employers.

1.2 Gender and Number

. Except when otherwise indicated by the context, any masculine pronoun when used in the Plan shall refer to either male or female Participants, and the definition of any term in the singular shall also include the plural.

1.3 Severability

. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy questions of illegality or invalidity by amendment as provided in the Plan.

1.4 Applicable Law

. To the extent not preempted by ERISA, this Plan shall be governed and construed in accordance with the laws of the State of Texas.

1.5 Plan Not an Employment Contract

. The Plan is not an employment contract. The receipt of benefits under the Plan does not give to any person the right to be continued in employment by the Company or an Affiliate, and all Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge (with or without cause), or any other change of employment status.

1.6 Source of Payment

. The benefits described in this Plan are contractual obligations and liabilities of the applicable Employer to pay compensation for services in accordance with the terms hereof. All amounts paid under this Plan shall be paid in cash from the general assets of the applicable Employer. Benefits shall be reflected on the accounting records of the Employers, but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No special or separate fund need be established and no segregation of assets need be made to assure the payment of such benefits. No Participant shall have any right, title, or interest whatever in or to any investment reserves, accounts, funds or assets that the Company or the Employers may purchase, establish, or accumulate to aid in providing the benefits described in this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between an Employer or the Company and a Participant or any other person. Neither a Participant nor the beneficiary of a Participant shall acquire any interest hereunder greater than that of an unsecured creditor.

1.7 Tax Withholding

. The Employer may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sums as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

ARTICLE II
PARTICIPATION

A Participant entitled to benefits under the Prior Plan shall receive such benefits, together with any benefits accrued hereunder from and after November 1, 2020, pursuant to the provisions of this Plan; provided that any STC Plan Benefit accrued under the Plan prior to January 1, 2018, will be paid under the STC Plan in accordance with Section 5.5 of the Plan. An Employee who becomes eligible for participation in Program A of this Plan (as described in Section 3.2) from and after November 1, 2020, shall become a Participant in Program А of this Plan if, as of or after such date, the benefits he would otherwise receive as a result of his participation in one or more of the Qualified Plans are reduced as a result of the Code Section 401(а)(17) Limitations. An Employee who becomes eligible for participation in Program В of this Plan (as described in Section 4.2) from and after November 1, 2020 shall become a Participant in Program В of this Plan if, as of or after such date, the benefits he would otherwise receive as а result of his participation in one or more of the Qualified Plans are reduced as a result of the Code Section 415 Limitations. An Employee who becomes eligible for participation in both Program A and В of this Plan from and after November 1, 2020, and whose Qualified Plan benefits have been reduced by both the Code Section 401(а)(17) Limitations and the Code Section 415 Limitations shall participate in both Program A and В; provided, however, that nothing in this Plan shall entitle him to receive an amount that exceeds the total benefits that would have been his due under the Qualified Plans in the absence of the Code Section 401(а)(17) Limitations and the Code Section 415 Limitations.

ARTICLE III
PROGRAM A: RESTORATION OF
BENEFITS REDUCED BY CODE SECTION 401(а)(17)

3.1 Purpose

. Code Section 401(а)(17) limits the amount of compensation that may be taken into account under the Qualified Plans. The purpose of Program A is to restore to Participants in the Qualified Plans any benefits that would have been available to them under the Qualified Plans had the Code Section 401(a)(17) Limitations not been imposed.

3.2 Eligibility

. In order to participate in Program A of this Plan, an individual must (a) be a Participant in one of the Qualified Plans and (b) have experienced a reduction in the benefits he would have received from the Qualified Plan in which he is a Participant as а result of the Code Section 401(а)(17) Limitations on the amount of annual compensation that may be included in the calculation of benefits. In addition, this Program is intended solely for the participation of a select group of management or highly compensated employees, as those terms are set forth in Section 201(2) of ERISA.

3.3 Calculation of Restoration Benefit

. The amount of restoration benefits payable to a Participant in Program А of this Plan with reference to each Qualified Defined Benefit Plan under which the Participant may claim benefits will be calculated in the manner described in Subsection (a). The amount of benefits payable to a Participant in Program А of this Plan with reference to each Qualified Defined Contribution Plan under which the Participant may claim benefits will be calculated in the manner described in Subsection (b).

(a) Restoration of Amounts Under Qualified Defined Benefit Plans: As of Participant’s Termination of Employment the Company will calculate а benefit in an amount equal to the excess of (i) over (ii), where (i) is equal to the amount of the defined benefit which would have been payable under the Qualified Defined Benefit Plan but for the Code Section 401(a)(17) Limitations as of Participant’s Termination of Employment

and (ii) is equal to the amount of the benefit actually payable under the Qualified Defined Benefit Plan as of Participant’s Termination of Employment, which excess is hereinafter referred to as the “Defined Benefit Restoration Benefit.” The Participant shall become vested in his or her Defined Benefit Restoration Benefit upon Participant’s attainment of age 50 with five years of credited Active Service. The Company shall pay a vested Defined Benefit Restoration Benefit to the Participant, or, if applicable, to his surviving Spouse, upon Participant’s Termination of Employment. If Participant experiences а Termination of Employment prior to satisfying the vesting conditions described in this Section 3.3(a), Participant’s Defined Benefit Restoration Benefit shall be forfeited. The Defined Benefit Restoration Benefit shall become payable as provided in Section 5.3 hereof.

Effective January 1, 2018, no additional Defined Benefit Restoration Benefits will accrue (except as provided in Section 3.4 of the Plan).

(b) Restoration of Amounts Under Qualified Defined Contribution Plans: А benefit, hereinafter referred to as the “Defined Contribution Restoration Benefit,” will be payable to Participants in Program А whose discretionary Employer profit-sharing contribution or basic contribution under a Qualified Defined Contribution Plan was reduced as a result of the Code Section 401(а)(17) Limitations. With respect to any Plan Year, the Defined Contribution Restoration Benefit shall be equal to the excess, if any, of (i) over (ii) where (i) is equal to the amount of the discretionary Employer profit-sharing contribution and basic contribution the Employer would have made under the Qualified Defined Contribution Plan for а Plan Year on behalf of the Participant, based on the Participant’s compensation for that Plan Year without regard to the Code Section 401(a)(17) Limitations, and (ii) is equal to the amount of the discretionary Employer profit-sharing contribution and basic contribution that the Employer actually paid into the Qualified Defined Contribution Plan on behalf of the Participant for such Plan Year. For a Participant who also participates in the Schlumberger Limited Savings and Retirement Plan, a Participant’s Defined Contribution Restoration Benefit shall become fully vested upon Participant’s completion of four years of Active Service (as that term is defined in the Qualified Defined Contribution Plan) or, if earlier, upon Participant’s death. For a Participant who also participates in the Schlumberger Savings and Profit Sharing Plan for US Taxpayers Employed Abroad, a Participant’s Defined Contribution Restoration Benefit shall be fully vested at all times.

Prior to January 1, 2019, the Defined Contribution Restoration Benefit shall be treated as if it is actually invested in the applicable Qualified Defined Contribution Plan and shall be credited with gains and losses at the same time and in the same manner as amounts which are actually invested under the Qualified Defined Contribution Plan. Any investment elections made pursuant to the Qualified Defined Contribution Plan shall also apply to the Defined Contribution Restoration Benefit and shall be effective at the same time that such election is applicable to the Participant’s Account under the Qualified Defined Contribution Plan. On and after January 1, 2019, each Participant may designate the specific Investment Option with respect to which his Defined Contribution Restoration Benefit shall be deemed to be invested. The Participant may designate, in 1% increments, the amount to be invested in each Investment Option. If a Participant fails to make a proper designation, then his Defined Contribution Restoration Benefit shall be deemed invested in Short-term Fixed Income Fund. A Participant may change such designation with respect to future Matching Contributions and Elective Deferrals, as well as with respect to amounts already credited to his Account, provided such change(s) are made in accordance with the procedures established by the Administrative Committee. The Administrative Committee shall determine from time to time each of the Investment Options made available under this Plan and may change any such determinations at any time. Nothing herein shall obligate the Company to invest any part of its assets in any of the funds.

The Administrative Committee shall develop such procedures as it deems necessary for purposes of valuing the Defined Contribution Restoration Benefits and maintaining records thereof. The Defined Contribution Restoration Benefit shall be calculated for every Plan Year until the expiration of the Plan Year during which occurs the earliest of (1) the Participant’s Termination of Employment for any reason or (2) the termination of the Qualified Defined Contribution Plan under which the Participant is receiving benefits. The Defined Contribution Restoration Benefit shall become payable as provided in Section 5.2 hereof. Effective January 1, 2018, no additional Defined Contribution Restoration Benefits will accrue with respect to the Schlumberger Technology Corporation Savings and Profit Sharing Plan for US Taxpayers Employed Abroad.

Effective January 1, 2018, no additional Defined Contribution Restoration Benefits will accrue with respect to the Schlumberger Savings and Profit Sharing Plan for US Taxpayers Employed Abroad.

Effective January 1, 2023, no additional Defined Contribution Restoration Benefits will accrue with respect to the Schlumberger Savings and Retirement Plan.

3.4 Returning Officer Defined Benefit Restoration Benefit Amount

. Notwithstanding any other provision in the Plan to the contrary, a Returning Officer shall be deemed to participate in a Qualified Defined Benefit Plan for purposes of Section 3.3(a) of the Plan and the Defined Benefit Restoration Benefit for such Returning Officer will be determined under Section 3.3(a) of the Plan based on the hypothetical reduction as a result of the Code Section 401(a)(17) Limitation to the hypothetical benefit that the Returning Officer would have accrued under the Schlumberger Technology Corporation Pension Plan, as amended from time to time, during the Returning Officer’s period of Active Service beginning after the Returning Officer’s rehire date as a Returning Officer, had the Returning Officer been eligible to participate in the Schlumberger Technology Corporation Pension Plan during such period.

ARTICLE IV
PROGRAM В: RESTORATION OF
BENEFITS REDUCED BY CODE SECTION 415

4.1 Purpose

. Code Section 415 limits the amount of benefits available under a defined benefit plan and the amount of contributions permissible under a defined contribution plan. The purpose of Program B is to restore to Participants any Qualified Plan benefits that have been reduced as a result of the Code Section 415 Limitations.

4.2 Eligibility

. An employee is eligible to participate in Program В of this Plan if he (a) is a Participant in one of the Qualified Plans and (b) has experienced a reduction in the amount of benefits he would have received from the Qualified Plan in which he is a Participant as a result of the Code Section 415 Limitations.

4.3 Calculation of Restoration Benefit

. The amount of restoration benefits payable to а Participant in Program В of this Plan with reference to each Qualified Defined Benefit Plan under which the Participant may claim benefits will be calculated in the manner described in Subsection (a). The amount of benefits payable to a Participant in Program В of this Plan with reference to each Qualified Defined Contribution Plan under which the Participant may claim benefits will be calculated in the manner described in Subsection (b).

(a) Restoration of Amounts Under Qualified Defined Benefit Plans: When a Participant has a Termination of Employment, the Company will calculate a benefit equal to the excess of (i) over (ii), where (i) is equal to the amount of the defined benefit that would have been payable under the Qualified Defined Benefit Plan without regard to the Code Section 415 Limitations as of Participant’s Termination of Employment and (ii) is equal to the amount of benefit actually payable under the Qualified Defined Benefit Plan as of Participant’s Termination of Employment, which excess is hereinafter referred to as the “Section 415 Defined Benefit Restoration Benefit.” The Company shall pay a Section 415 Defined Benefit Restoration Benefit to the Participant or, if applicable, to Participant’s surviving Spouse. The Participant shall become vested in his Section 415 Defined Benefit Restoration Benefit upon Participant’s attainment of age 50 with five years of credited Active Service. If Participant experiences а Termination of Employment prior to satisfying the vesting conditions described in this Section 4.3(a), Participant’s Section 415 Defined Benefit Restoration Benefit shall be forfeited. The Section 415 Defined Benefit Restoration Benefit shall become payable as provided in Section 5.3 hereof. Effective January 1, 2018, no additional Section 415 Defined Benefit Restoration Benefits will accrue (except as provided in Section 4.4 of the Plan).

(b) Restoration of Amounts Under Qualified Defined Contribution Plans: А benefit, hereinafter referred to as the “Section 415 Defined Contribution Restoration Benefit,” will be payable to Participants in Program B whose Qualified Defined Contribution Plan benefits were reduced as a result of the Code Section 415 Limitations. With respect to any Plan Year, the Section 415 Defined Contribution Restoration Benefit shall be payable in an amount equal to the excess, if any, of (i) over (ii), where (i) is equal to the amount of the discretionary Employer profit-sharing contribution and basic contribution the Employer would have made under the Qualified Defined Contribution Plan for а Plan Year without regard to the Code Section 415 Limitations and (ii) is equal to the amount of the discretionary Employer profit-sharing contribution and basic contribution that the Employer actually paid into the Qualified Defined Contribution Plan on behalf of the Participant for such Plan Year. For a Participant who also participates in the Schlumberger Limited Savings and Retirement Plan, a Participant’s Section 415 Defined Contribution Restoration Benefit shall become fully vested upon Participant’s completion of four years of Active Service (as that term is defined in the Qualified Defined Contribution Plan) or, if earlier, upon Participant’s death. For a Participant who also participates in the Schlumberger Savings and Profit Sharing Plan for US Taxpayers Employed Abroad, a Participant’s Section 415 Defined Contribution Restoration Benefit shall be fully vested at all times.

The Section 415 Defined Contribution Restoration Benefit shall be treated as if it is actually invested in the applicable Qualified Defined Contribution Plan and shall be credited with gains and losses at the same time and in the same manner as amounts which are actually invested under the Qualified Defined Contribution Plan. Any investment elections made pursuant to the Qualified Defined Contribution Plan shall also apply to the Section 415 Defined Contribution Restoration Benefit and shall be effective at the same time that such election is applicable to the Participant’s Account under the Qualified Defined Contribution Plan. The Administrative Committee shall develop such procedures as it deems necessary for purposes of valuing the Section 415 Defined Contribution Restoration Benefits and maintaining records thereof. The Section 415 Defined Contribution Restoration Benefit shall be calculated for every Plan Year until the expiration of the Plan Year during which occurs the earliest of (1) the Participant’s Termination of Employment for any reason or (2) the termination of the Qualified Defined Contribution Plan under which the Participant is receiving benefits. The Section 415 Defined Contribution Restoration Benefit shall become payable as provided in Section 5.2 hereof. Effective January 1, 2018, no additional Section 415 Defined Contribution Restoration Benefits will accrue with respect to the Schlumberger Technology Corporation Savings and Profit Sharing Plan for US Taxpayers Employed Abroad.

Effective January 1, 2023, no additional Section 415 Defined Contribution Restoration Benefits will accrue with respect to the Schlumberger Savings and Retirement Plan.

4.4 Returning Officer Section 415 Defined Benefit Restoration Benefit Amount

. Notwithstanding any other provision in the Plan to the contrary, a Returning Officer shall be deemed to participate in a Qualified Defined Benefit Plan for purposes of Section 4.3(a) of the Plan and the Section 415 Defined Benefit Restoration Benefit for such Returning Officer will be determined under Section 4.3(a) of the Plan based on the hypothetical reduction as a result of the Code Section 415 Limitation to the hypothetical benefit that the Returning Officer would have accrued under the Schlumberger Technology Corporation Pension Plan, as amended from time to time, during the Returning Officer’s period of Active Service beginning after the Returning Officer’s rehire date as a Returning Officer, had the Returning Officer been eligible to participate in the Schlumberger Technology Corporation Pension Plan during such period.

ARTICLE V
VESTING AND FORM OF PAYMENT

5.1 Vesting

. А Participant shall become vested in the benefits payable in accordance with Sections 3.3 and 4.3 hereof. Notwithstanding the foregoing, a Participant (and his survivor or Beneficiary) shall have no right to a benefit under this Plan if the Administrative Committee determines that the Participant engaged in a dishonest act injurious to the finances or reputation of the Company or any of its Affiliates or that the Participant has violated the Patent and Confidential Information Agreement between the Participant and the Company or any of its Affiliates or any other confidential arrangement involving the Company or any of its Affiliates to which he is а party or by which he is bound.

5.2 Defined Contribution Plan Benefits

. The Defined Contribution Restoration Benefit and the Section 415 Defined Contribution Restoration Benefit (the “Defined Contribution Benefits”) shall be payable in the form of (i) a lump sum or (ii) at the Participant's election, in five or ten annual installment payments.

(a) Lump Sum Payment. Subject to Section 6.5, a lump-sum payment shall be made during the first calendar quarter of the Plan Year following the Participant's Termination of Employment. In the event of the death of the Participant prior to full payment of his Defined Contribution Benefits, any such unpaid benefits shall be paid in a lump sum to the person or persons who are designated as the Participant's Beneficiaries under the applicable Qualified Defined Contribution Plan (with the valid consent of the Participant's Spouse where required under the Qualified Defined Contribution Plan). Any such Defined Contribution Benefits which are paid as a result of the death of the Participant shall be paid in a lump sum during the first calendar quarter of the Plan Year following the Plan Year in which the Participant's death occurs.

(b) Installment Payments. Subject to the rules established by the Administrative Committee, the Participant may file a distribution election, directing the Defined Contribution Benefits to be distributed in annual installment payments over five or ten years. Such distribution election must be made in the manner specified by the Administrative Committee for that purpose. With respect to Defined Contribution Benefits earned prior to January 1, 2016, the Participant may elect to have his Defined Contribution Benefits distributed in annual installments; provided, however, that any such election shall not take effect until at least 12 months after the election was made and the first annual installment shall not be payable prior to the date five years following the first day of the Plan Year following Participant's Termination of Employment. With respect to Defined Contribution Benefits earned on or after January 1, 2016, the Participant may elect to have his Defined Contribution Benefits distributed in annual installments and subject to Section 6.5, the first annual installment shall be payable during the first calendar quarter of the Plan Year following the Participant's Termination of Employment.

(c) Change of Form or Timing of Benefit Payments. A Participant may change an existing election for the Defined Contribution Benefits no later than 12 months prior to the date that such benefit is otherwise scheduled to be paid (or to commence payment); provided, however, that the payment, or first payment in the case of an installment payment, under the subsequent distribution election shall be deferred to a date that is at least five years after the date the Participant would have received his distribution of Defined Contribution Benefits under his prior election. Such subsequent distribution election is subject to the rules established by the Administrative Committee and must be made in the manner specified by the Administrative Committee for that purpose. The requirement in this Section 5.2(c) that the first payment with respect to which any election thereunder applies must be deferred for at least five years shall not apply to a payment involving the Participant's death.

5.3 Defined Benefit Plan Benefits

. Subject to Section 6.5, the vested Defined Benefit Restoration Benefit and the vested Section 415 Defined Benefit Restoration Benefit (the “Defined Benefits”) shall be payable in the form of an annuity to commence on the first day of the month following the later of (i) the Participant’s Termination of Employment and (ii) the earliest of (A) Participant’s attainment of age 55, (B) the Participant’s attainment of age 50 with 20 years of credited Active Service or (C) Participant’s death. Notwithstanding the preceding sentence, with respect to a Participant’s vested Defined Benefits that relate to benefits accrued under the Schlumberger Pension Plan for US Taxpayers Employed Abroad after December 31, 2009, the commencement date for benefits earned after December 31, 2009 shall be the first day of the month following the later of the Participant’s Termination of Employment and the earlier of (x) the date the Participant attains age 60 or (y) the Participant’s death. If Participant is unmarried on the date of his Termination of Employment, the Defined Benefits shall be paid in the form of a single life annuity. If Participant is married on the date of his Termination of Employment, Participant’s benefit shall be paid in the form of one of the following Actuarially Equivalent annuity forms elected by Participant no later than his Termination of Employment: 50%, 75% or 100% joint and survivor annuity with Participant’s surviving Spouse. If a married Participant has not elected a form of joint and survivor annuity as of the date of his Termination of Employment, his benefit shall automatically be paid in the form of a 50% joint and survivor annuity with Participant’s surviving Spouse. In the event of the death of a Participant prior to commencement of his Defined Benefits or after commencement of such benefits, but prior to final satisfaction of all such amounts under this Plan, the Defined Benefits shall be paid to Participant’s surviving Spouse, if applicable, in accordance with the form of joint and survivor annuity benefits elected by the Participant..

5.4 Non-Duplication of Benefits

. The purpose of this Plan is to restore certain benefits which would otherwise be lost under the Qualified Plans. The benefits payable under this Plan shall be coordinated to ensure that benefit reductions attributable to the Code Section 401(a)(17) Limitations and the Code Section 415 Limitations are calculated to prevent duplication of benefits under this Plan. As pension payment amounts are adjusted annually under the Qualified Defined Benefit Plans to take into account cost of living adjustments prescribed by the Secretary of Treasury, the amount of the Section 415 Defined Benefit Restoration Benefit shall be adjusted annually to reflect such changes.

5.5 STC Plan Benefits

. Notwithstanding any provisions of this Plan, the Prior Plan, the 1990 Plan, the 1995 Plan, the 2008 Plan, and the 2014 Plan to the contrary, all STC Plan Benefits otherwise payable pursuant thereto shall not be so paid, but shall be payable instead pursuant to the STC Plan. To the extent that any STC Plan Benefits are paid pursuant to this Plan, such benefits shall be deemed for all purposes to have been paid pursuant to the terms of the STC Plan. Notwithstanding any provision herein to the contrary, this Plan shall be administered to prevent duplication of any benefits paid under the STC Plan.

ARTICLE VI
ADMINISTRATION

6.1 Administration

. The Plan shall be administered, construed and interpreted by the Administrative Committee. The determinations by the Administrative Committee as to any disputed questions arising under the Plan, including questions concerning the Employees who are eligible to be Participants in the Plan and the amounts of their benefits under the Plan, and the construction and interpretation by the Administrative Committee of any provision of the Plan, shall be final, conclusive and binding upon all persons including Participants, their Beneficiaries and survivors, the Company, its stockholders and Employees, and the Employers. A member of the Administrative Committee who is also a Participant in the Plan must abstain from voting on any matter relating specifically to his own benefits under the Plan. The Administrative Committee shall have the authority to amend the Plan to comply with any legislative change, including any regulations promulgated pursuant to a legislative change, or to make discretionary changes, provided that such amendment does not result in any significant increase in cost of maintaining the Plan or change the underlying benefits of the Plan.

6.2 Expenses

. The expenses of administering the Plan shall be borne by the Company.

6.3 Indemnification

. The members of the Administrative Committee and its agents shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provisions shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct.

6.4 409А Compliance

. It is intended that the provisions of this Plan satisfy the requirements of Section 409А and that the Plan be construed and operated in a manner consistent with such requirements to the extent applicable. In accordance with Section 409А, an entitlement to a series of payments under this Plan is to be treated as an entitlement to a series of separate payments. Notwithstanding any provision of this Plan to the contrary, participation in this Plan constitutes acknowledgement and agreement by each Participant that the Company and its employees, officers, directors and Affiliates shall not be liable for, and nothing provided or contained in this Plan will be construed to obligate or cause the Company and/or its employees, officers, directors and Affiliates to be liable for, any tax, interest or penalties imposed on a Participant related to or arising with respect to any violation of Section 409А.

6.5 Specified Employees

. If the Participant is a “specified employee,” as such term is defined and determined below in this Section 6.5, any payments payable as a result of the Participant’s Termination of Employment (other than death) shall not be payable before the earlier of (i) the date that is six months after the Participant’s Termination of Employment, (ii) the date of the Participant’s death, or (iii) the date that otherwise complies with the requirements of Section 409А. A Participant shall be a “specified employee” for the twelve-month period beginning on April 1 of a year if the Participant is a “key employee” as defined in Section 416(i) of the Internal Revenue Code (without regard to Section 416(i)(5) and further described below) as of December 31 of the preceding year or using such dates as designated by the Administrative Committee in accordance with Section 409А and in a manner that is consistent with respect to all of the Company’s nonqualified deferred compensation plans. For purposes of determining the identity of specified employees, the Administrative Committee may establish procedures as it deems appropriate in accordance with Section 409А. A “key employee” is an employee who is (1) one of the top 50 highly paid officers of the Company having an annual income greater than $175,000 in 2018 (with such amount annually adjusted in accordance with Code Section 415(d) for calendar years thereafter); (2) a 5-percent owner of the Company, or (3) is a 1-percent owner of the Company having an annual compensation from the employer of more than $150,000.

6.6 Non-Alienation of Benefits

. Except by mutual agreement between the Company and the Participant, any benefit payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt at such shall be void, and any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements, or torts of the person who shall be entitled to such to such benefit, nor shall it be subject to attachment or legal process for or against such person.

ARTICLE VII
MERGER, AMENDMENT AND TERMINATION

7.1 Merger, Consolidation or Acquisition

. In the event of a merger, consolidation or acquisition where an Employer is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on the Plan, this Plan shall terminate with respect to such Employer, and no additional benefits shall accrue for the Employees of such Employer. Unpaid vested benefits which have been accrued up to the date of the merger, consolidation or acquisition shall be paid as scheduled unless the successor or acquiring corporation elects to accelerate payment.

7.2 Amendment and Termination

. The Board of Directors may amend, modify, or terminate the Plan in whole or in part at any time. In the event of a termination of the Plan pursuant to this Section, unpaid vested benefits shall continue to be an obligation of the Company or other applicable Employer and shall be paid as scheduled or at such other time as may be permitted upon a plan termination pursuant to Section 409А.

7.3 Participating Affiliates

. Any Affiliate that meets the definition of a Participating Affiliate or an Employer under a Qualified Plan and that has any Employees whose benefits under such Qualified Plan are affected by the Code Section 401(а)(17) Limitations or the Code Section 415 Limitations shall be deemed to have adopted this Plan for the benefit of such eligible Employees. Such Affiliate shall be bound as an Employer by all the terms, provisions, conditions, and limitations of the Plan and shall compile and submit all information required by the Company with reference to its Employees who are eligible for participation in the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, effective as of the first day of November, 2020.

SCHLUMBERGER LIMITED

By: /s/ Dianne Ralston

Name: Dianne Ralston

Title: Chief Legal Officer and Secretary